ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of November 18, 2005 (the "Closing Date"), by and among Stephen Elderkin and Royce D. Bybee , Richardson & Patel, LLP, with an address at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024 (the "Escrow Agent"), and Detto Technologies, Inc. ("DETTO"). Stephen Elderkin, Royce D. Bybee, the Escrow Agent, and DETTO collectively referred to herein as the "Parties."

                                    RECITALS

      WHEREAS, Stephen Elderkin, Royce D. Bybee and DETTO are parties to that certain Purchase Agreement of even date herewith (the "Purchase Agreement");

      WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, Stephen Elderkin has agreed to the deposit in escrow 1,400,000 shares of DETTO restricted common stock ("Elderkin Escrowed Shares") that he received as part of the consideration for DETTO's purchase from Stephen Elderkin of his shares of the common stock of WhiteCanyon, Inc. (the "WhiteCanyon Stock");

      WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, Royce D. Bybee has agreed to the deposit in escrow 600,000 shares of DETTO's restricted common stock ("Bybee Escrowed Shares") that he received as part of the consideration for DETTO's purchase from Royce D. Bybee of his shares of the common stock of Channel Access, Inc. ("Channel Access Stock");

      WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, DETTO has agreed to deposit in escrow the WhiteCanyon Stock and Channel Access Stock ("DETTO Escrowed Shares") that it is purchasing from Stephen Elderkin and Royce
D. Bybee until the Convertible Notes issued to Stephen Elderkin and Royce D. Bybee pursuant to Section 2.2(b) of the Purchase Agreement are either paid in full by DETTO or converted in full into shares of DETTO's restricted common stock;

      WHEREAS, pursuant to Section 8.8 of the Purchase Agreement, Stephen Elderkin and Royce D. Bybee have agreed to indemnify DETTO and each of their officers, agents and directors and pursuant to Section 2.2(e) of the Purchase Agreement, Stephen Elderkin and Royce D. Bybee have agreed that the shares of DETTO's restricted common stock that they are to receive as part of the consideration for DETTO's purchase of the WhiteCanyon Stock and the Channel Access Stock shall be deposited in escrow together with any other shares of capital stock or equity securities of DETTO which may be issued to the Stephen Elderkin and Royce D. Bybee by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise as security for such indemnification;

      WHEREAS, the Parties have requested that the Escrow Agent hold the Escrowed Shares.

                                    AGREEMENT

      NOW, THEREFORE, the Parties agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Purchase Agreement.

2. Escrow.

            2.1 Shares And Stock Powers To Be Placed In Escrow.

            (a) DETTO shall deposit the DETTO Escrowed Shares along with executed Stock Powers giving the Escrow Agent power to sell, assign and transfer such DETTO Escrowed Shares with appropriate signature guarantees (as required by DETTO's transfer agent). The DETTO Escrowed Shares shall be held by the Escrow Agent in this escrow in accordance with the provisions of this Escrow Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

            (b) Stephen Elderkin shall deposit the Elderkin Escrowed Shares and Royce D. Bybee shall deposit the Bybee Escrowed Shares along with respective executed Stock Powers giving the Escrow Agent power to sell, assign and transfer such DETTO Escrowed Shares with appropriate signature guarantees (as required by DETTO's transfer agent). Such shares of stock shall be held by the Escrow Agent in this escrow in accordance with the provisions of this Escrow Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

      2.2 Release of Shares from Escrow Upon Rescission of Purchase Agreement. If the Purchase Agreement is rescinded pursuant to Section 2.3(c) of the Purchase Agreement, the DETTO Escrowed Shares shall be released from escrow and delivered by the Escrow Agent to Stephen Elderkin (respect to the WhiteCanyon Stock) and to Royce D. Bybee (with respect to the Channel Access Stock) and both the Elderkin Escrowed Shares and the Bybee Escrowed Shares shall be released from escrow and delivered by the Escrow Agent to DETTO.

      2.3 Release of DETTO Escrowed Shares. When the Convertible Notes issued to Stephen Elderkin and Royce D. Bybee pursuant to Section 2.2(b) of the Purchase Agreement are either paid in full by DETTO or converted in full into shares of DETTO's restricted common stock, the DETTO Escrowed Shares shall be released from escrow and delivered by the Escrow Agent to DETTO.

      2.4  Indemnification.  If the Escrowed Shares are not released pursuant to
Section 2.2 above, the Elderkin Escrowed Shares and the Bybee Escrowed Shares shall be held in escrow during the twelve (12) month period starting from the Closing Date. The Elderkin Escrowed Shares shall secure Stephen Elderkin's indemnification obligations to DETTO as set forth in Section 8.8 of the Purchase Agreement and the Bybee Escrowed Shares shall secure Royce D. Bybee's indemnification obligations to DETTO as set forth in Section 8.8 of the Purchase Agreement. The Elderkin Escrowed Shares and the Bybee Escrowed Shares are subject to release to DETTO or other Indemnified Party (as defined in the Purchase Agreement) upon the terms set forth in Section 3 herein.

      2.5 Voting Of Shares. Stephen Elderkin and Royce D. Bybee, respectively, shall be entitled to vote their respective proportionate amount of the unreleased Elderkin Escrowed Shares and the Bybee Escrowed Shares.

      2.6 Dividends, Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any of the Elderkin Escrowed Shares or the Bybee Escrowed Shares shall not be distributed to Stephen Elderkin and Royce D. Bybee , but rather shall be deposited with the Escrow Agent to be held in this escrow. At the time any Elderkin Escrowed Shares or Bybee Escrowed Shares are required to be released from this escrow to any person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for the Elderkin Escrowed Shares or the Bybee Escrowed Shares shall be released from this escrow to such person.

      2.7 Transferability. The interests of the Stephen Elderkin and Royce D. Bybee in this escrow and in the Elderkin Escrowed Shares or the Bybee Escrowed Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until DETTO shall have received written notice of such transfer. The interests of DETTO in this escrow and in the DETTO Escrowed Shares shall not be assignable or transferable, other than by operation of law.

3. Claim Procedures

      3.1 Claim Notice. During the twelve month period from the Closing Date, if any Indemnified Party determines in good faith that there is or has been an event giving rise to an indemnification obligation under Section 8.8 of the Purchase Agreement (collectively, an "Indemnification Event"), and such Indemnified Party wishes to make a claim against the Elderkin Escrowed Shares or Bybee Escrowed Shares, respectively, with respect to such possible Indemnification Event, then such Indemnified Party may deliver to Stephen Elderkin and/or Royce D. Bybee and the Escrow Agent (in accordance with Section
9.2 hereof) a written notice of such possible Indemnification Event (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting such Indemnified Party's belief that such possible Indemnification Event exists or has occurred; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of all damages that have arisen and may arise as a direct or indirect result of such possible Indemnification Event (such aggregate amount being referred to as the "Claim Amount").

      3.2 Response Notice. Within 15 days after the delivery of a Claim Notice to Stephen Elderkin and/or Royce D. Bybee, Stephen Elderkin and/or Royce D. Bybee shall deliver to the Escrow Agent a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrowed Shares having a Fair Market Value (as defined in Section 5 hereof) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to such Indemnified Party; OR (ii) instructions to the effect that Escrowed Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from this escrow to such Indemnified Party, together with a statement that the remaining portion of such Claim Amount is being disputed; OR (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by the Escrow Agent from either Stephen Elderkin and/or Royce D. Bybee within 30 days after the delivery of a Claim Notice to Stephen Elderkin and/or Royce D. Bybee, then both Stephen Elderkin and/or Royce D. Bybee shall be deemed to have given instructions to the Escrow Agent that Escrowed Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to such Indemnified Party from this escrow.

      3.3 Release Of Escrow Shares To Indemnitees.

            (a) If Stephen Elderkin and/or Royce D. Bybee gives (or is deemed to have given) instructions that Escrowed Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from this escrow to an Indemnified Party, then the Escrow Agent hereby is authorized to transfer to such Indemnified Party, from this escrow, the Elderkin Escrowed Shares and/or the Bybee Escrowed Shares, respectively, having a Fair Market Value equal to such respective Claim Amount.

            (b) If a Response Notice delivered by either Stephen Elderkin and/or Royce D. Bybee in response to a Claim Notice contains instructions to the effect that Escrowed Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from this escrow to an Indemnified Party, then (i) the Escrow Agent is hereby authorized to transfer to such Indemnified Party, from this escrow, the Elderkin Escrowed Shares and/or the Bybee Escrowed Shares, respectively, having a Fair Market Value equal to such specified portion of such respective Claim Amount, and (ii) the procedures set forth in Section 3.3(c) hereof shall be followed with respect to the remaining portion of such respective Claim Amount.

            (c) If a Response Notice  delivered by Stephen Elderkin and/or Royce
D. Bybee in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 4 hereof, the Escrow Agent shall continue to hold in this escrow the Elderkin Escrowed Shares and/or Bybee Escrowed Shares, respectively, having a Fair Market Value equal to 125% of the Disputed Amount. Such Elderkin Escrowed Shares and/or Bybee Escrowed Shares shall continue to be held in this escrow until such time as (i) the applicable Indemnified Party and Stephen Elderkin and/or Royce D. Bybee execute a settlement agreement containing instructions regarding the release of such shares, or (ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such Elderkin Escrowed Shares and/or Bybee Escrowed Shares. The Escrow Agent shall thereupon release such shares from this escrow in accordance with the instructions set forth in such settlement agreement or court order. (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in this escrow in recognition of the fact that the Indemnified Party may have underestimated the aggregate amount of the actual and potential damages arising from a particular Indemnification Event, and to cover interest on such Claim Amount.)

4. Release Of Shares To Stephen Elderkin and Royce D. Bybee. On the date 12 months after the Closing Date (the "Scheduled Escrow Termination Date"), the Escrow Agent shall release to Stephen Elderkin and Royce D. Bybee from this escrow all Elderkin Escrowed Shares and Bybee Escrowed Shares, respectively, then held in this escrow, other than any Elderkin Escrowed Shares and/or Bybee Escrowed Shares that are to be retained in this escrow in accordance with
Section 3.3(c) hereof. Any release of shares pursuant to this Section 4 hereof may be effected by mailing the stock certificate to Stephen Elderkin and Royce
D. Bybee, respectively, certified mail, return receipt requested along with any Stock Power executed by Stephen Elderkin or Royce D. Bybee..

5. Valuation Of Shares Held In Escrow. For purposes of this Escrow Agreement, the "Fair Market Value" of the shares held in this escrow (the "Escrowed Shares") shall be deemed to be equal to the number of Escrowed Shares multiplied by the stock price of DETTO's common stock (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by DETTO after the Closing Date), determined as follows: for any date, the price is determined by the first of the following clauses that applies: (a) if DETTO common stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of such common stock for such date (or the nearest preceding date) on the primary Trading Market on which such common stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time); (b) if such common stock is not then listed or quoted on a Trading Market and if prices for such common stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of such common stock so reported; or (c) in all other cases, the fair market value of a share of such common stock as determined by a nationally recognized-independent appraiser selected in good faith by the board of directors of DETTO. For purposes of this Section 5, the term Trading Market means the following markets or exchanges on which DETTO's common stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

6. Escrow Agent Fees & Expenses. The Escrow Agent shall receive a fee for the discharge of its duties under this Escrow Agreement. In addition, in the event that the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated by the Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be additionally and reasonably compensated for such extraordinary expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable jointly and severally from all other Parties. Detto will be responsible for the escrow fees and expenses.

7. Limitation Of Escrow Agent's Liability.

      7.1 Limitation. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent may conclusively rely on, and shall be protected when it acts in good faith upon, any statement, certificate, notice, request, consent, order, or other document which it believes to be genuine and signed by the proper Party. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as set forth in this Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit, or proceeding in connection with this Escrow Agreement unless it is indemnified to its satisfaction.

      7.2 Escrow Agent as Depository Only. The Escrow Agent acts hereunder as a depository only, and it is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority or rights of any person, executing the same. The Escrow Agent shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to an officer of the Escrow Agent of such default by the undersigned or any of them, and unless it is indemnified in a manner satisfactory to it against any expense or liability arising therefrom. The Escrow Agent shall not be liable for acting upon any notice, request, waiver, consent, receipt or other papers or documents not believed by the Escrow Agent to be genuine and to have been signed by the proper Party or Parties.

      7.3 No Liability for Error of Judgment. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith except its own willful misconduct. The Escrow Agent shall not be answerable for the default or misconduct of any agent, attorney or employee appointed by it if such agent, attorney or employee shall have been selected with reasonable care. The Escrow Agent may consult with legal counsel in the event of any dispute hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of any such counsel.

      7.4 Further Rights of Escrow Agent. Except as otherwise specifically for in this Escrow Agreement, in the event of any disagreement between the undersigned or any of them, or the person or persons named in the foregoing instructions, or any other person, resulting in adverse claims or demands being made in connection with or for any papers, money or property involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to do, refrain or refuse to act until: (a) the rights of adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the Parties and the money, papers and property involved herein or affected hereby; or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all of the persons interested; and (c) Escrow Agent shall have the right, at any time, to commence interpleader at the expense of all other Parties to this Escrow Agreement

      7.5 Indemnification Of Escrow Agent. All parties to this Escrow Agreement (other than the Escrow Agent) jointly and severally, hereby indemnifies the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

8. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Escrow Agreement, specifying not less than 60 days' prior written notice of the date when such resignation shall take effect. DETTO may appoint a successor Escrow Agent without the consent of either Stephen Elderkin or Royce D. Bybee so long as such successor is a bank, and may appoint any other successor Escrow Agent with the consent of either Stephen Elderkin or Royce D. Bybee, which consent shall not be unreasonably withheld. If, within such notice period, DETTO provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrowed Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor.

9. General

      9.1 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of the Parties or any Indemnified Party's rights, or any obligation of the Parties, under the Purchase Agreement or under any other agreement entered into in connection with the transactions contemplated by the Purchase Agreement.

      9.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Escrow Agent:

                  Kevin K. Leung
                  Richardson & Patel LLP
                  10900 Wilshire Blvd.  Suite 500
                  Los Angeles, CA 90024
                  Facsimile:  310-208-1154]
                  if to DETTO:

                  with a copy to:

                  Kevin Leung
                  Richardson & Patel LLP
                  10900 Wilshire Blvd.  Suite 500
                  Los Angeles, CA 90024
                  Facsimile:  310-208-1154


                  if to Stephen Elderkin

                  WhiteCanyon, Inc.
                  713 West Johnson Drive
                  Gilbert, AZ  85233


                  if to Royce D. Bybee:

                  Channel Access, Inc.
                  286 East 1660 North
                  Orem, Utah 84507


      9.3 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      9.4 Headings. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

      9.5 Governing Law; Venue. This Escrow Agreement shall have the same governing law and venue as the Purchase Agreement.

      9.6 Successors And Assigns; Parties In Interest. Subject to Section 2.7 hereof, this Escrow Agreement shall be binding upon: DETTO and its successors and assigns (if any); Stephen Elderkin and Royce D. Bybee and their respective estates, successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: DETTO, Stephen Elderkin, Royce D. Bybee, the other Indemnified Parties; and their respective successors (if any) of the foregoing.

      9.7 Waiver.

            (a) Except as specifically set forth in this Escrow Agreement, no failure on the part of any person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) Except as specifically set forth in this Escrow Agreement, no person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      9.8 Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties to this Escrow Agreement.

      9.9 Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      9.10 Entire Agreement. This Escrow Agreement and the Purchase Agreement and the other agreements contemplated in the Purchase Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

      9.11 Construction.

            (a) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

            (c) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

      9.12 Facsimile Signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.


DETTO:                                    ESCROW AGENT:


Detto Technologies,                       Richardson & Patel LLP,
a Washington corporation                  a California limited liability
                                          partnership


By:  ______________________________       By:  ________________________________
Name:  Larry Mana'o                       Name:  Kevin Leung
Title:   President                        Title:    Partner






------------------------------------
Stephen Elderkin



------------------------------------
Royce D. Bybee